FIRST NIAGARA FINANCIAL GROUP REPORTS 2007 FOURTH QUARTER RESULTS

Lockport, N.Y. – January 31, 2008 –

•	2007— A year of transition and accomplishment
•	Commercial loan growth continues at double-digit rate
•	Credit quality well controlled
•	Branch sales and investment securities repositioning completed in Q4

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2007 fourth quarter net income of $27.8 million, or $0.27 per diluted share. This compares to 2007 third quarter net income of $21.1 million, or $0.21 per diluted share and $20.9 million, or $0.19 per diluted share for the 2006 fourth quarter. Net income from operations for the fourth quarter, as referenced in the table below, was $19.6 million, or $0.19 per diluted share. This compares to 2007 third quarter net income from operations of $21.1 million, or $0.21 per diluted share and $23.1 million, or $0.21 per diluted share for the 2006 fourth quarter. 2007 net income was $84.1 million, or $0.81 per diluted share. This compares to 2006 net income of $91.9 million, or $0.85 per diluted share. 2007 net income from operations was $82.3 million, or $0.80 per diluted share. This compares to 2006 net income from operations of $92.6 million, or $0.86 per diluted share.

Reported Results (including non-recurring gains and losses, severance and related costs)
	Q4 2007	Q3 2007	Q4 2006	2007	2006
Net interest income	$55.2	$55.7	$59.5	$224.2	$246.5
Provision for credit losses	2.5	2.1	1.3	8.5	6.5
Noninterest income	43.8	29.7	27.9	131.8	111.2
Noninterest expense	55.6	51.9	54.8	222.5	211.9
Net income	27.8	21.1	20.9	84.1	91.9
Net income per diluted share	$0.27	$0.21	$0.19	$0.81	$0.85

Non-GAAP/ Operating Results (excluding non-recurring gains and losses, severance and related costs)
	Q4 2007	Q3 2007	Q4 2006	2007	2006
Net interest income	$55.2	$55.7	$59.5	$224.2	$244.3
Provision for credit losses	2.5	2.1	1.3	8.5	6.5
Noninterest income	27.9	29.7	27.9	115.9	108.2
Noninterest expense	53.3	51.9	51.5	210.3	205.6
Net income	19.6	21.1	23.1	82.3	92.6
Net income per diluted share	$0.19	$0.21	$0.21	$0.80	$0.86

All amounts in millions except net income per diluted share

The table above summarizes the Company’s operating results excluding certain non-recurring gains and losses, severance and related costs. (Q4 2007: gain on branch sales of $21.6 million, investment portfolio restructuring loss of $5.6 million and a branch deposit loss of $2.3 million, Q4 2006: severance and related costs of $3.3 million) The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and assess performance in relation to the Company’s ongoing operations.

John R. Koelmel, President and CEO, said “From a franchise point of view, we exited 2007 in far better shape than we entered. We are leaner, much better focused around our competitive strengths and better positioned for long term success. The pending Greater Buffalo Savings Bank acquisition will bring us critical market share growth in Western New York and we eagerly anticipate its integration and expected financial benefits.  We have accomplished much in as challenging an operating environment as the industry has experienced in recent years. We are managing our resources in a disciplined manner, especially regarding credit, and our conviction to long term success has never been stronger as we are poised to capitalize on all the steps we’ve taken over the past year.”

Chief Financial Officer, Michael W. Harrington, added, “Fourth quarter results reflect the constrained revenue environment impacting our industry as well as encouraging growth in areas of emphasis for us. Commercial services continued generating excellent loan and deposit growth and our vigilance towards credit continues to keep us in good stead as nonperforming assets declined this quarter and net charge-offs remained well within historical levels. Consistent with our actions throughout the year to improve long-term performance, we completed a repositioning of our securities portfolio that will immediately benefit net interest income. We also finalized our previously announced branch sales, part of our overall program to improve operating efficiency.”

Loans
Average commercial loan balances increased 16% annualized from the linked quarter. Commercial business loans grew by over 24% annualized while commercial real estate posted its best quarterly increase in over a year. Compared to the fourth quarter of 2006, commercial business loan balances were higher by 27% and reflected the benefits of a key strategy to support commercial services growth. Home equity average balances maintained their momentum and finished the year 12% above 2006 levels. The residential mortgage portfolio declined on average in the fourth quarter as $164 million of loans were securitized at the end of the third quarter and are now held in the Bank’s securities available for sale portfolio.

Deposits
Average deposit balances were slightly lower from the linked quarter primarily due to the completed sale of nine branches and $149 million in deposits to Elmira Savings Bank and Legacy Bancorp. The migration of savings balances to higher yielding money market accounts continued in the fourth quarter. The decline of $118 million in CD balances for the quarter reflected the decision to use lower cost borrowings as an alternative funding source. Municipal money market deposits grew by $134 million due to seasonal inflows from school district relationships. Current quarter average deposits increased by $46 million from a year ago as the addition of new business checking account relationships and school district customers emphasize the success of the Company’s commercial deposit gathering strategy.

Credit Quality
The overall loan portfolio continues to be free of any systemic weakness and has no exposure to subprime or Alt-A loans. Non-performing loans decreased by $1.1 million or 4% from the third quarter and represent 0.49% of total loans at period end. Net charge-offs for the quarter increased by $1.1 million to $3.2 million or 0.22% of average loans. The provision for credit losses was $2.5 million for the quarter, compared to $2.1 million in the prior quarter and $1.3 million a year ago. At December 31, 2007 the allowance for credit losses represented 1.23% of total loans or 250% of non-performing loans at year-end.

Net Interest Income
Net interest income was $0.5 million or 1% below last quarter as various indexed loan assets repriced more quickly than interest-bearing deposits in response to the Federal Reserve’s interest rate cuts. Downward pressure on the margin was also exerted by the ongoing migration from savings to money market balances, although this dynamic was mitigated somewhat by the decision to pursue lower cost borrowings in lieu of matching competitively priced CD's offered in the marketplace. The net result of these factors reduced the tax equivalent net interest margin by 5 basis points to 3.25% for the fourth quarter and produced a full year margin of 3.33%.

Noninterest Income
Operating (Non-GAAP) noninterest income for the current quarter was $1.8 million below last quarter’s level due to the continuing industry-wide softening in insurance renewal rates and seasonal reductions in wealth management fees. Operating noninterest income for 2007 increased by $7.7 million to $115.9 million or 7% over 2006. This increase was lead by growth in risk management services, greater productivity of wealth management consultants, higher fees from electronic banking services and stronger leasing and loan activity.

Noninterest income (GAAP) in the fourth quarter included a gain of $21.6 million from the sale of branches to Elmira Savings Bank and Legacy Bancorp. The Company also sold $199 million of shorter duration, lower yielding mortgage backed securities and reinvested in higher yielding, longer duration securities with AAA credit quality characteristics. While a $5.6 million loss on this sale is included in other noninterest income, an immediate benefit to net interest income is expected as a result of reinvestment of the sales proceeds.

Noninterest Expense
Operating (Non-GAAP) noninterest expense for the current quarter increased by 3% compared to the previous quarter primarily due to marketing costs related to the Bank’s statewide branding campaign. Higher employee health care costs for 2007, recognized in the fourth quarter, were offset by lower salary expense due to a 5% reduction in staff levels from a year ago. Other noninterest expense (GAAP) includes a $2.3 million loss resulting from a business customer’s deposit relationship.

Capital
The Company repurchased 815 thousand shares of its common stock for the three months ended December 31, bringing full year repurchases to 7.0 million or 7% of outstanding shares. The tangible common equity ratio of 8.2% at December 31 remains well above the Company’s targeted level.

Dividend
The Board of Directors declared a quarterly dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock, consistent with the prior quarter’s level and 8% above a year ago. The dividend is payable on February 26, 2008 to stockholders of record on February 12, 2008.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.5 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 110 branches and four Regional Market Centers across Upstate New York.

Conference Call - A conference call will be held at 11 a.m. Eastern Time on Thursday, January 31, 2008 to discuss the Company’s financial results as well as the Company’s strategy and future outlook. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until February 14, 2008 by dialing 1-877-660-6853, replay number 240, conference ID 267847.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer and Treasurer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2007				2006
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,217,164	1,262,193	1,070,842	1,095,012	1,060,422	1,204,048	1,317,035	1,489,402
Loans and leases:
Commercial:
Real estate	$2,195,009	2,150,885	2,098,245	2,065,472	2,034,709	2,037,311	1,995,287	1,904,305
Business	$730,029	667,512	651,758	611,064	561,323	546,976	529,627	504,935
Total commercial loans	$2,925,038	2,818,397	2,750,003	2,676,536	2,596,032	2,584,287	2,524,914	2,409,240

Residential real estate	$1,955,690	1,998,411	2,190,984	2,224,704	2,252,473	2,254,294	2,245,795	2,209,518
Home equity	$503,779	507,834	498,200	472,714	470,714	463,773	446,562	418,719
Other consumer	$127,169	135,697	134,282	151,885	163,824	178,131	180,041	182,367
Specialized lending	$183,747	188,684	186,856	163,319	155,032	156,281	177,375	164,552
Net deferred costs and discounts	$29,529	29,531	29,962	27,747	27,350	26,217	24,617	21,927
Total loans and leases	$5,724,952	5,678,554	5,790,287	5,716,905	5,665,425	5,662,983	5,599,304	5,406,323
Allowance for credit losses	$70,247	70,970	71,102	71,051	71,913	72,697	72,662	72,441
Loans and leases, net	$5,654,705	5,607,584	5,719,185	5,645,854	5,593,512	5,590,286	5,526,642	5,333,882
Goodwill and other intangibles	$750,071	753,336	750,732	753,296	748,103	752,256	755,118	757,738
Total assets	$8,096,228	8,114,960	8,020,806	7,982,589	7,945,526	8,011,500	8,106,776	8,079,957
Total interest-earning assets	$6,994,022	7,007,391	6,938,584	6,903,315	6,837,367	6,934,014	7,043,036	7,016,550

Deposits:
Savings	$786,759	844,576	906,852	936,496	962,482	1,002,389	1,072,017	1,114,004
Interest-bearing checking	$468,165	499,058	502,925	511,169	521,751	519,194	513,382	519,158
Money market deposits	$1,607,137	1,437,272	1,372,358	1,394,016	1,294,834	1,229,209	1,189,810	1,138,526
Noninterest-bearing	$631,801	658,012	656,195	623,504	647,108	628,321	628,478	584,820
Certificates	$2,055,122	2,266,535	2,317,116	2,333,891	2,283,561	2,202,361	2,245,620	2,169,837
Total deposits	$5,548,984	5,705,453	5,755,446	5,799,076	5,709,736	5,581,474	5,649,307	5,526,345

Borrowings	$1,094,981	947,055	797,574	716,463	747,554	919,398	990,463	1,082,410
Total interest-bearing liabilities	$6,012,164	5,994,496	5,896,825	5,892,035	5,810,182	5,872,551	6,011,292	6,023,935
Net interest-earning assets	$981,858	1,012,895	1,041,759	1,011,280	1,027,185	1,061,463	1,031,744	992,615
Stockholders' equity	$1,353,179	1,332,313	1,329,063	1,353,792	1,387,197	1,383,878	1,360,926	1,367,385
Tangible equity (1)	$603,108	578,977	578,331	600,496	639,094	631,622	605,808	609,647
Securities available for sale fair value adjustment included in stockholders' equity	$(24)	(10,039)	(15,433)	(11,161)	(14,150)	(15,671)	(25,189)	(22,562)
Common shares outstanding (2)	100,919	101,357	102,139	103,991	106,753	106,701	106,528	107,721
Treasury shares	15,274	14,674	13,835	11,925	9,326	9,250	9,549	8,276
Total loans serviced for others	$553,631	554,934	392,597	398,166	393,831	385,107	377,150	378,665

CAPITAL

Tier 1 risk based capital	10.10%	10.40%	10.36%	10.69%	10.91%	12.63%	11.40%	11.23%
Total risk based capital	11.35%	11.65%	11.61%	11.94%	12.16%	13.86%	12.65%	12.48%
Tier 1 (core) capital	7.54%	7.68%	7.73%	7.75%	7.73%	8.99%	7.92%	7.57%
Tangible capital	7.54%	7.68%	7.73%	7.75%	7.73%	8.99%	7.92%	7.57%
Equity to assets	16.71%	16.42%	16.57%	16.96%	17.46%	17.27%	16.79%	16.92%
Tangible equity to tangible assets(1)	8.21%	7.86%	7.95%	8.31%	8.88%	8.70%	8.24%	8.33%
Book value per share (2)	$13.41	13.14	13.01	13.02	12.99	12.97	12.78	12.69
Tangible book value per share (1)(2)	$5.98	5.71	5.66	5.77	5.99	5.92	5.69	5.66

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans:
Commercial real estate	$16,229	18,169	9,869	6,937	4,513	7,196	7,482	8,122
Commercial business	$3,430	2,718	5,546	5,653	2,599	2,960	2,458	3,074
Residential real estate	$3,741	3,836	4,425	3,713	4,490	3,450	3,904	4,905
Home equity	$849	545	836	1,088	819	667	620	678
Other consumer	$885	1,307	1,232	1,816	1,356	633	592	742
Specialized lending	$2,920	2,596	2,283	1,880	1,751	2,225	2,473	3,089
Total non-performing loans	$28,054	29,171	24,191	21,087	15,528	17,131	17,529	20,610
Real estate owned	$237	244	169	553	632	659	1,039	986
Total non-performing assets	$28,291	29,415	24,360	21,640	16,160	17,790	18,568	21,596

Net loan charge-offs	$3,223	2,150	2,249	2,462	2,085	1,264	1,335	2,200
Net charge-offs to average loans (annualized)	0.22%	0.15%	0.16%	0.18%	0.15%	0.09%	0.10%	0.17%
Provision for credit losses	$2,500	2,100	2,300	1,600	1,300	1,300	1,556	2,300
Provision for credit losses as a percentage of average loans (annualized)	0.17%	0.14%	0.16%	0.11%	0.09%	0.09%	0.11%	0.18%
Total non-performing loans to total loans	0.49%	0.51%	0.42%	0.37%	0.27%	0.30%	0.31%	0.38%
Total non-performing assets as a percentage of total assets	0.35%	0.36%	0.30%	0.27%	0.20%	0.22%	0.23%	0.27%
Allowance for credit losses to total loans	1.23%	1.25%	1.23%	1.24%	1.27%	1.28%	1.30%	1.34%
Allowance for credit losses to non-performing loans	250.4%	243.3%	293.9%	336.9%	463.1%	424.4%	414.5%	351.5%
Personnel FTE	1,824	1,840	1,884	1,915	1,922	1,891	1,939	1,958
Number of branches	110	120	121	119	119	119	122	120

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2007					2006
	Year Ended	Fourth	Third	Second	First	Year Ended	Fourth	Third	Second	First
	December 31	Quarter	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$422,772	107,120	106,911	105,543	103,198	415,830	106,163	105,026	104,011	100,630
Interest expense	$198,594	51,913	51,206	48,477	46,998	169,349	46,697	44,400	40,175	38,077
Net interest income	$224,178	55,207	55,705	57,066	56,200	246,481	59,466	60,626	63,836	62,553
Provision for credit losses	$8,500	2,500	2,100	2,300	1,600	6,456	1,300	1,300	1,556	2,300
Net interest income after provision for credit losses	$215,678	52,707	53,605	54,766	54,600	240,025	58,166	59,326	62,280	60,253

Noninterest income:
Banking services	$39,289	10,112	10,071	10,111	8,995	38,661	9,766	9,861	9,983	9,051
Risk management services	$46,623	10,194	12,144	12,581	11,704	44,133	10,753	10,855	11,705	10,820
Employee benefits administration	$4,520	1,242	1,074	1,010	1,194	4,002	1,172	1,012	923	895
Wealth management services	$9,997	2,374	2,539	2,763	2,321	8,334	1,938	1,990	2,133	2,273
Lending and leasing	$8,880	2,604	2,191	2,181	1,904	7,238	1,914	1,608	1,969	1,747
Bank-owned life insurance	$4,848	1,088	1,144	1,561	1,055	3,162	885	774	756	747
Other	$17,654	16,211	567	137	739	5,688	1,475	3,502	333	378
Total noninterest income	$131,811	43,825	29,730	30,344	27,912	111,218	27,903	29,602	27,802	25,911

Noninterest expense:
Salaries and benefits	$125,697	30,269	30,159	32,377	32,892	123,795	32,346	31,436	30,411	29,602
Occupancy and equipment	$28,550	5,540	5,544	11,484	5,982	22,147	5,695	5,538	5,241	5,673
Technology and communications	$19,456	4,942	4,770	4,905	4,839	20,303	5,083	5,117	5,109	4,994
Marketing and advertising	$8,362	2,632	2,121	1,921	1,688	7,154	1,800	1,775	1,792	1,787
Professional services	$4,392	1,182	1,243	1,158	809	3,921	1,060	929	1,069	863
Amortization of intangibles	$10,433	2,533	2,570	2,639	2,691	11,802	2,838	2,890	2,994	3,080
Other	$25,576	8,489	5,541	5,806	5,740	22,729	5,953	5,410	5,456	5,910
Total noninterest expense	$222,466	55,587	51,948	60,290	54,641	211,851	54,775	53,095	52,072	51,909

Income before income taxes	$125,023	40,945	31,387	24,820	27,871	139,392	31,294	35,833	38,010	34,255
Income taxes	$40,938	13,108	10,284	8,209	9,337	47,533	10,398	12,275	13,212	11,647
Net income	$84,085	27,837	21,103	16,611	18,534	91,859	20,896	23,558	24,798	22,608

STOCK AND RELATED PER SHARE DATA

Net income per share:
Basic	$0.82	0.27	0.21	0.16	0.18	0.86	0.20	0.22	0.23	0.21
Diluted	$0.81	0.27	0.21	0.16	0.17	0.85	0.19	0.22	0.23	0.21
Cash dividends	$0.54	0.14	0.14	0.13	0.13	0.46	0.12	0.12	0.11	0.11
Dividend payout ratio	65.85%	51.85%	66.67%	81.25%	72.22%	53.49%	60.00%	54.55%	47.83%	52.38%
Dividend yield (annualized)	4.49%	4.61%	3.93%	3.98%	3.79%	3.10%	3.20%	3.26%	3.15%	3.04%
Market price (NASDAQ: FNFG):
High	$15.13	15.13	14.60	14.28	15.07	15.43	15.43	15.20	14.74	15.16
Low	$11.15	11.15	11.49	12.88	13.53	13.38	13.89	13.54	13.44	13.38
Close	$12.04	12.04	14.15	13.10	13.91	14.86	14.86	14.62	14.02	14.66

SELECTED RATIOS

Net income (annualized):
Return on average assets	1.05%	1.36%	1.04%	0.84%	0.95%	1.14%	1.04%	1.16%	1.23%	1.14%
Return on average equity	6.24%	8.26%	6.31%	4.93%	5.47%	6.67%	5.96%	6.79%	7.27%	6.67%
Return on average tangible equity (1)	14.12%	18.87%	14.56%	11.09%	12.10%	14.75%	12.93%	15.02%	16.28%	14.88%

Noninterest income as a percentage of net revenue	37.03%	44.25%	34.80%	34.71%	33.18%	31.09%	31.94%	32.81%	30.34%	29.29%
Efficiency ratio - Consolidated	62.5%	56.1%	60.8%	69.0%	65.0%	59.2%	62.7%	58.8%	56.8%	58.7%
- Banking segment (3)	58.6%	50.6%	57.0%	68.6%	61.7%	54.5%	59.5%	54.1%	50.6%	53.9%
Net loan charge-offs	$10,084	3,223	2,150	2,249	2,462	6,884	2,085	1,264	1,335	2,200
Net charge-offs to average loans (annualized)	0.18%	0.22%	0.15%	0.16%	0.18%	0.12%	0.15%	0.09%	0.10%	0.17%
Provision for credit losses as a percentage of average loans (annualized)	0.15%	0.17%	0.14%	0.16%	0.11%	0.12%	0.09%	0.09%	0.11%	0.18%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2007					2006
	Year-to-Date	Fourth	Third	Second	First	Year Ended	Fourth	Third	Second	First
	December 31	Quarter	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,135,221	1,251,346	1,112,741	1,089,189	1,086,037	1,377,191	1,159,180	1,299,108	1,463,333	1,592,764
Loans (4)
Commercial:
Real estate	$2,101,431	2,185,998	2,112,119	2,068,315	2,037,544	1,965,832	2,037,440	2,016,806	1,936,790	1,869,891
Business	$639,580	692,448	652,751	631,884	579,853	521,354	546,023	539,824	520,368	478,253
Total commercial loans	$2,741,011	2,878,446	2,764,870	2,700,199	2,617,397	2,487,186	2,583,463	2,556,630	2,457,158	2,348,144
Residential	$2,158,696	1,986,546	2,179,767	2,217,959	2,253,212	2,243,116	2,265,240	2,261,904	2,234,926	2,209,575
Home equity	$498,039	514,655	509,747	490,616	476,591	445,356	474,011	460,241	435,366	410,952
Other consumer	$145,501	135,524	136,990	144,449	165,462	182,518	174,468	182,348	186,903	186,486
Specialized lending	$182,691	194,919	194,143	180,100	161,104	165,935	161,105	163,961	173,566	165,175
Total loans	$5,725,938	5,710,090	5,785,517	5,733,323	5,673,766	5,524,111	5,658,287	5,625,084	5,487,919	5,320,332

Total interest-earning assets	$6,915,138	7,021,393	6,952,003	6,872,508	6,811,941	6,973,137	6,901,629	6,984,200	7,031,114	6,976,304
Goodwill and other intangibles	$752,462	751,955	752,422	752,007	753,483	754,919	750,516	753,496	756,491	759,284
Total assets	$7,997,299	8,116,588	8,044,675	7,940,621	7,884,237	8,028,761	7,963,834	8,033,309	8,082,794	8,035,848

Interest-bearing liabilities:
Savings accounts	$889,398	813,084	881,145	921,747	943,137	1,057,992	978,337	1,039,632	1,086,454	1,129,407
Checking	$487,173	476,721	482,838	492,312	497,094	507,215	504,779	508,079	505,968	510,083
Money market deposits	$1,413,178	1,581,043	1,393,680	1,369,121	1,306,061	1,200,914	1,297,828	1,217,859	1,174,835	1,110,893
Certificates of deposit	$2,263,933	2,168,218	2,286,634	2,311,348	2,290,626	2,202,282	2,255,120	2,236,959	2,207,201	2,107,851
Borrowed funds	$853,297	986,725	889,375	764,987	769,314	980,429	823,799	928,766	1,045,184	1,127,879
Total interest-bearing liabilities	$5,906,979	6,025,791	5,933,672	5,859,515	5,806,232	5,948,832	5,859,863	5,931,295	6,019,642	5,986,113

Noninterest-bearing deposits	$627,259	644,680	657,366	616,537	589,517	591,306	601,994	614,880	590,754	556,840
Total deposits	$5,680,941	5,683,746	5,701,663	5,711,065	5,626,435	5,559,709	5,638,058	5,617,409	5,565,212	5,415,074
Total liabilities	$6,649,427	6,779,481	6,717,283	6,587,797	6,509,433	6,651,267	6,572,369	6,657,635	6,715,447	6,660,514
Net interest-earning assets	$1,008,159	995,602	1,018,331	1,012,993	1,005,709	1,024,305	1,041,766	1,052,905	1,011,472	990,191
Stockholders' equity	$1,347,872	1,337,107	1,327,392	1,352,824	1,374,804	1,377,494	1,391,465	1,375,674	1,367,347	1,375,334
Tangible equity (1)	$595,410	585,152	574,970	600,817	621,321	622,575	640,949	622,178	610,856	616,050
Common shares outstanding (2):
Basic	102,838	101,274	101,472	103,373	105,294	107,068	106,661	106,599	106,985	108,042
Diluted	103,472	101,757	102,059	104,031	106,004	108,027	107,576	107,548	107,897	109,026

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	4.49%	4.72%	4.54%	4.40%	4.26%	4.10%	4.20%	4.16%	4.07%	3.99%
Loans
Commercial:
Real estate	6.80%	6.73%	6.80%	6.84%	6.85%	6.93%	7.04%	6.87%	6.89%	6.90%
Business	7.59%	7.26%	7.73%	7.70%	7.69%	7.58%	7.99%	7.67%	7.48%	7.12%
Total commercial loans	6.99%	6.86%	7.02%	7.04%	7.04%	7.06%	7.24%	7.04%	7.02%	6.95%
Residential	5.61%	5.62%	5.61%	5.57%	5.62%	5.57%	5.59%	5.56%	5.57%	5.56%
Home equity	6.95%	6.85%	6.96%	7.00%	7.00%	6.88%	7.01%	6.97%	6.84%	6.67%
Other consumer	7.66%	7.81%	7.91%	7.55%	7.42%	7.50%	7.65%	7.58%	7.44%	7.33%
Specialized lending	8.61%	8.16%	8.22%	9.67%	8.45%	9.59%	8.82%	8.70%	10.26%	10.51%
Total loans	6.53%	6.49%	6.54%	6.57%	6.52%	6.53%	6.62%	6.50%	6.53%	6.47%

Total interest-earning assets	6.20%	6.18%	6.22%	6.22%	6.16%	6.04%	6.21%	6.06%	6.00%	5.89%

Savings accounts	0.44%	0.35%	0.35%	0.43%	0.62%	0.64%	0.64%	0.64%	0.64%	0.64%
Interest-bearing checking	0.42%	0.40%	0.37%	0.37%	0.53%	0.49%	0.56%	0.49%	0.46%	0.46%
Money market deposits	3.70%	3.79%	3.76%	3.65%	3.56%	3.08%	3.42%	3.19%	2.97%	2.66%
Certificates of deposit	4.47%	4.39%	4.51%	4.53%	4.44%	3.90%	4.29%	4.06%	3.78%	3.43%
Borrowed funds	4.58%	4.65%	4.78%	4.44%	4.38%	3.76%	4.21%	3.99%	3.18%	3.79%
Total interest-bearing liabilities	3.36%	3.41%	3.42%	3.32%	3.28%	2.84%	3.16%	2.97%	2.67%	2.58%

Tax equivalent net interest rate spread	2.84%	2.77%	2.80%	2.90%	2.88%	3.20%	3.05%	3.09%	3.33%	3.31%
Tax equivalent net interest rate margin	3.33%	3.25%	3.30%	3.40%	3.37%	3.61%	3.52%	3.54%	3.71%	3.68%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)	Includes nonaccrual loans.